UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 3, 2012
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 3, 2012, Midway Gold Corp. (the “Company”) provided notice to the NYSE Amex of its failure to satisfy the continued listing requirements of the NYSE Amex as a result of (i) the resignation of George Hawes from the Board of Directors of the Company on November 15, 2011 and (ii) the Company’s loss of smaller reporting company status on January 1, 2012.  Consequently, the Company is not in compliance with the audit committee composition requirements set forth in Section 803B(2)(a) of the NYSE Amex Company Guide in that the Company only has two independent directors appointed to the Company’s audit committee rather than three.  The Company anticipates that it will regain compliance through the appointment of a third independent director to the Company’s audit committee by the Company’s next annual general meeting of shareholders in compliance with the allowable cure period set forth in Section 803B(6)(b) of the NYSE Amex Company Guide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: January 3, 2012	By:	/s/ Daniel Wolfus
Daniel Wolfus Chief Executive Officer